                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             CKE RESTAURANTS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             CKE RESTAURANTS, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             CKE RESTAURANTS, INC.
                          1200 NORTH HARBOR BOULEVARD
                           ANAHEIM, CALIFORNIA 92801

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 19, 1996

To the Stockholders of CKE Restaurants, Inc.:

     The Annual Meeting of Stockholders of CKE Restaurants, Inc. ("CKE" or the "Company") will be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California, on Wednesday, June 19, 1996 at 9:30 a.m. for the following purposes:

     1. To elect two directors, each for a term of three years;

     2. To consider and vote upon a proposal to amend CKE's 1994 Employee Stock Purchase Plan, as described in the accompanying Proxy Statement;

     3. To consider and vote upon a proposal to amend CKE's 1994 Stock Incentive Plan, as described in the accompanying Proxy Statement; and

     4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on May 6, 1996 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          Robert A. Wilson
                                          Secretary

Anaheim, California
May 20, 1996

- --------------------------------------------------------------------------------

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

- --------------------------------------------------------------------------------

                             CKE RESTAURANTS, INC.
                            1200 N. HARBOR BOULEVARD
                           ANAHEIM, CALIFORNIA 92801
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 19, 1996
                            ------------------------

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CKE Restaurants, Inc., a Delaware corporation, ("CKE" or the "Company"), for use at the Annual Meeting of Stockholders to be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California, on Wednesday, June 19, 1996 at 9:30 a.m. (the "Meeting").

     This Proxy Statement and accompanying Proxy Card are first being mailed to stockholders on or about May 20, 1996.

                            SOLICITATION OF PROXIES

     At the Meeting, the stockholders of CKE will be asked: (1) to vote upon the election of two directors, each for a term of three years; (2) to approve certain amendments to CKE's 1994 Employee Stock Purchase Plan, as described in this Proxy Statement; (3) to approve certain amendments to CKE's 1994 Stock Incentive Plan, as described in this Proxy Statement; and (4) to act upon such other matters as may properly come before the Meeting or any postponements or adjournments thereof. CKE's Board of Directors is asking for your proxy for use at the Meeting. All shares of CKE Common Stock represented by any properly executed proxy that is not revoked will be voted at the Meeting in accordance with the instructions indicated in such proxy. If no instructions are marked on a properly executed returned proxy, the shares represented thereby will be voted FOR the election of the director nominees listed below, FOR the proposed amendments to CKE's 1994 Employee Stock Purchase Plan and FOR the proposed amendments to CKE's 1994 Stock Incentive Plan. A properly executed proxy marked "ABSTAIN", although counted for purposes of determining whether a quorum is present at the Meeting, will not be voted. Although management does not know of any other matter to be acted upon at the Meeting, shares represented by valid proxies will be voted by the persons named on the Proxy Card in accordance with their best judgment with respect to any other matters that may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is exercised by filing with CKE's Secretary either a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy.

     The cost of solicitation of proxies will be paid by CKE. In addition, following the mailing of this Proxy Statement, directors, officers and regular employees of CKE may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of CKE Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by CKE for their charges and expenses in connection therewith. In addition CKE may use the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies, if management determines that it is advisable to do so, at an estimated cost of $5,000, plus out-of-pocket expenses.

                             RECORD DATE AND VOTING

     Only the holders of CKE Common Stock of record at the close of business on May 6, 1996 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting. There were 18,619,565 shares of CKE Common Stock outstanding and entitled to vote at the Meeting on such Record Date. On all matters to come before the Meeting, each holder of Common Stock will be entitled to one vote per share, except that voting for directors may be cumulative. In the election of directors, holders of Common Stock are entitled to as many votes as shall equal the number of votes that he or she would be entitled to cast (but for the cumulative voting provision) multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he or she may see fit.

     Election of directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposals 2 and 3 will require the affirmative vote of the majority of shares represented in person or by proxy at the Meeting and entitled to vote on such matters. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on a proposal in the absence of instructions from the beneficial owner. Neither broker non-votes nor abstentions will have any effect on the outcome of the election of directors. With respect to Proposals 2 and 3, abstentions will be treated as shares that are present and entitled to vote for purposes of determining a quorum, and will have the effect of a vote against these proposals. Broker non-votes will be considered as present for quorum purposes, but not as shares entitled to vote with respect to Proposals 2 and 3. Accordingly broker non-votes will have no effect on such matters.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Bylaws of CKE provide for the division of the Board of Directors into three classes, each class serving for a period of three years. The foregoing notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed. The class of directors whose term expires as of the date of the Meeting consists of Peter Churm and Daniel D. (Ron) Lane.

     The proxies solicited hereby are intended to be voted for the nominees whose names are listed below. Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the accompanying Proxy Card to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the Board's nominees as possible. Both nominees are presently directors and have indicated their willingness to continue to serve as directors, if elected. The persons named in the proxy will have discretionary authority to vote for others if any nominee becomes unable or unwilling to serve prior to the Meeting. To the knowledge of CKE, both nominees are and will be able to serve.

INFORMATION CONCERNING NOMINEES AND OTHER DIRECTORS

                             NOMINEES FOR ELECTION

                                                                    FIRST YEAR
                                                                      BECAME      OTHER CORPORATE
         NAME           AGE           PRINCIPAL OCCUPATION           DIRECTOR      DIRECTORSHIPS
- ----------------------  ---   ------------------------------------  ----------   ------------------
Peter Churm             70    Chairman Emeritus, Furon Company         1979      Furon Company
Daniel D. (Ron) Lane    61    Chairman and Chief Executive             1993      Fidelity National
                              Officer, Lane/Kuhn Pacific, Inc.                   Financial, Inc.,
                                                                                 Resort Income
                                                                                 Investors, Inc.

     PETER CHURM was Chairman of the Board of Furon Company, a publicly held diversified manufacturing company, from May 1980 through February 1992 and was President of that company for more than 16 years. Since February 1992, he has been Chairman Emeritus and a member of the Board of Directors of Furon Company.

     DANIEL D. (RON) LANE became Vice Chairman of the Board of CKE in October 1994. Since February 1983, he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., a real estate development company. Mr. Lane is a director of Fidelity National Financial, Inc., and a director of Resort Income Investors, Inc.

     THE BOARD OF DIRECTORS OF CKE RECOMMENDS A VOTE "FOR" THE ELECTION OF BOTH OF THE ABOVE NOMINEES.

                    DIRECTORS CONTINUING TO SERVE UNTIL 1997

                                                                    FIRST
                                                                     YEAR
                                                                    BECAME        OTHER CORPORATE
        NAME           AGE           PRINCIPAL OCCUPATION          DIRECTOR        DIRECTORSHIPS
- ---------------------  ---   ------------------------------------  --------   -----------------------
William P. Foley II    51    Chairman of the Board and Chief         1993     Fidelity National
                             Executive Officer, CKE; Chairman of              Financial, Inc., Micro
                             the Board and Chief Executive                    General Corporation,
                             Officer, Fidelity National                       Rally's Hamburgers,
                             Financial, Inc.                                  Inc.
Carl N. Karcher        79    Chairman Emeritus, CKE                  1966     --
W. Howard Lester       60    Chairman of the Board and Chief         1996     The Good Guys, Inc.,
                             Executive Officer, Williams-Sonoma,              Harold's Stores, Inc.
                             Inc.

     WILLIAM P. FOLEY II became Chief Executive Officer of CKE in October 1994 and Chairman of the CKE Board in March 1994. Since 1981, Mr. Foley has been Chairman of the Board, President (until January 1995) and Chief Executive Officer of Fidelity National Financial, Inc., a company engaged in title insurance and related services. Mr. Foley is also a member of the Board of Directors of Micro General Corporation and Rally's Hamburgers, Inc.

     CARL N. KARCHER, the founder of CKE, purchased his first hot dog stand on July 17, 1941 and has been developing CKE's concepts since that time. He first became a director of CKE in 1966. He has served as Chairman Emeritus since January 1994. He was Chairman of the Board of CKE until October 1993, and served as Chief Executive Officer until December 1992. Prior to 1980, he was President of CKE. Carl N. Karcher is Carl L. Karcher's father.

     W. HOWARD LESTER was elected as a director of CKE in January 1996. Mr. Lester became Chief Executive Officer of Williams-Sonoma, Inc., a retailer of kitchen and cooking supplies and equipment, in 1978 and Chairman of its Board in 1986. Mr. Lester also serves as a director of The Good Guys, Inc. and Harold's Stores, Inc.

                    DIRECTORS CONTINUING TO SERVE UNTIL 1998

                                                                    FIRST
                                                                     YEAR
                                                                    BECAME        OTHER CORPORATE
        NAME           AGE           PRINCIPAL OCCUPATION          DIRECTOR        DIRECTORSHIPS
- ---------------------  ---   ------------------------------------  --------   -----------------------
Carl L. Karcher        47    President, CLK, Inc., a franchisee      1992               --
                             of CKE
Frank P. Willey        42    President, Fidelity National            1994     Fidelity National
                             Financial, Inc.                                  Financial, Inc.,
                                                                              Southern Pacific
                                                                              Funding
                                                                              Corporation

     CARL L. KARCHER is the President of CLK, Inc., a franchisee of CKE. Mr. Karcher has been a franchisee of CKE since May 1985. For more than 17 years prior to that time, Mr. Karcher was employed by CKE in several capacities, including Vice President, Manufacturing and Distribution. Mr. Karcher first became a director in May 1992. Carl L. Karcher is Carl N. Karcher's son.

     FRANK P. WILLEY became President of Fidelity National Financial, Inc. in January 1995 and has been a director and Executive Vice President of Fidelity National Financial, Inc. since February 1984. Mr. Willey was General Counsel of Fidelity National Financial, Inc. from 1984 to January 1995, and also serves on the Board of Directors of Southern Pacific Funding Corporation.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Executive Committee of the Board of Directors, comprised of Messrs. Foley and Lane, is empowered by the Board of Directors to take all actions that may otherwise be taken by the Board of Directors, to the extent permitted by law.

     In addition to the Executive Committee, the Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee or other committee performing similar functions. The Audit Committee, whose current members are Messrs. Churm and Willey (Chairman), monitors CKE's basic accounting policies and their related system of internal control, reviews CKE's audit and management reports and makes recommendations regarding the appointment of independent auditors. The Compensation Committee, whose current members are Messrs. Churm (Chairman) and Willey, considers the hiring and election of corporate officers, salary and incentive compensation policies for officers and directors, and the granting of stock options to employees.

     During fiscal 1996, the Board of Directors held eight meetings, the Audit Committee held one meeting, the Compensation Committee held one meeting and the Executive Committee held three meetings. During fiscal 1996, no director attended fewer than 75% of the aggregate meetings of the Board of Directors and the committee or committees on which he served.

STOCKHOLDER NOMINATIONS

     The Bylaws of CKE provide that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or United States mail, postage prepaid, to the Secretary, CKE Restaurants, Inc., P.O. Box 4349, Anaheim, California 92803-4349. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the address provided not later than 90 days in advance of such meeting, or, if later, the seventh day following the first public announcement of the date of such meeting. A stockholder's notice to the Secretary must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated,
(ii) a representation that the stockholder is a holder of record of CKE's Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice,
(iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, and (v) the consent of each nominee to serve as a director of CKE if so elected. CKE may require the stockholders making such nomination to furnish such other information as may be reasonably requested by CKE.

COMPENSATION OF DIRECTORS

     For their services as directors in fiscal 1996, each non-employee director received a base fee of $18,000 for their attendance at quarterly Board meetings. For their attendance at special Board meetings (meetings other than quarterly Board meetings), each non-employee director receives $1,000. For their attendance at Board Committee meetings which are held on a day other than the date of a scheduled Board meeting, each non-employee director receives $1,000. For their participation in telephonic Board meetings, each non-employee director receives $500. Each non-employee director is expected to receive a fee of $18,000 in fiscal 1997 for their services and $1,000 ($500 for telephonic meetings) for each Board meeting or committee meeting other than regular meetings attended by that director in fiscal 1997. In addition, directors who are also employees may participate in CKE's 1994 Employee Stock Purchase Plan (See Proposal 2 below), and all directors are entitled to participate in CKE's 1994 Stock Incentive Plan (See Proposal 3 below).

                                   PROPOSAL 2

                AMENDMENTS TO 1994 EMPLOYEE STOCK PURCHASE PLAN

     The CKE Restaurants, Inc. 1994 Employee Stock Purchase Plan ("ESPP") was adopted by the Board of Directors of CKE on September 27, 1994, and approved by stockholders of CKE on June 21, 1995. The Board of Directors believes that the ESPP provides a significant incentive for employees both to work toward and invest in the growth of CKE and allows CKE to attract and retain quality personnel.

     The following summary description of the ESPP and the proposed amendments to the ESPP is qualified in its entirety by reference to the full text of the ESPP, a restated copy of which is attached hereto as Appendix A.

     Under the ESPP, shares of CKE Common Stock are purchased, generally in the open market, on behalf of participating employees once per fiscal quarter based upon the amount contributed to the ESPP by the employee and CKE's matching contribution, if any. Employee contributions to the ESPP are made through payroll deductions, which are held in an account until used to purchase Common Stock. Pursuant to the ESPP, as originally adopted, CKE's employees may contribute an amount between 3% and 10% of their Base Earnings, as defined in the ESPP. CKE's matching contributions are made one year after each purchase date to each Participant who is still an employee. Such matching contributions are equal to one-third of the amount contributed for most employees, and one-half of the amount contributed for members of the Board of Directors who are employees and certain officers of CKE or its subsidiaries. Merrill Lynch is the Broker and Administrator under the ESPP, and makes purchases of Common Stock in the open market during each fiscal quarter. Such purchases are held in a general Company account until distribution is made to each Participant's individual account.

     During fiscal 1996, Messrs. Thompson, Pannier, Murphy, and Celio purchased 601, 0, 209 and 13 shares, respectively, under the ESPP. As a group, the employees of CKE, excluding these executive officers, purchased a total of 24,959 shares under the ESPP. Through fiscal year end, a total of 26,242 shares have been purchased by both CKE and employees since the adoption of the ESPP. Approximately 214 employees participated in the ESPP as of January 29, 1996.

     As of May 2, 1996, the CKE Board of Directors adopted, subject to approval by the stockholders of CKE, amendments to the ESPP to: (i) change the payroll deduction election percentage, (ii) modify the definition of "Director" for purposes of matching contributions by CKE, and (iii) allow participants to contribute a percentage of their Incentive Compensation as well as, or instead of, contributions from Base Earnings. The proposed amendments, if approved by stockholders, would change the payroll deduction election percentage from between 3% and 10% to between 3% and 15%; modify the definition of "Director" to include employees of CKE and its subsidiaries who hold the title of Director (which would effectively increase to 50% from 33 1/3% the matching contributions by CKE to their accounts under the ESPP); add a new definition entitled Incentive Compensation, defined as compensation received by any Employee of CKE, or its subsidiaries, as a bonus or performance-based award, which is in addition to such Employee's regular salary; and, finally, allow Participants to contribute to the ESPP an amount between 3% to 15% of their Incentive Compensation.

     Tax Consequences. The ESPP is not intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 as amended (the "Code"). To the extent a participant receives shares of the Common Stock for a price less than its fair market value, the participant will recognize income equal to such difference. The ESPP provides for the purchase of shares to be made at fair market value; accordingly, there should be no income to the participant upon the purchase of shares of the Common Stock.

BOARD RECOMMENDATION

     The Board of Directors believes that it is in the best interests of CKE and its stockholders to approve the Amendments to the ESPP in order to attract, retain and motivate qualified employees.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO CKE'S 1994 EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 3

                    AMENDMENTS TO 1994 STOCK INCENTIVE PLAN

     The Board of Directors is also recommending stockholder approval of certain amendments to CKE's 1994 Stock Incentive Plan (the "1994 Plan"), to: (a) increase the number of shares of Common Stock which may be granted under the 1994 Plan from 1,750,000 to 3,500,000; (b) provide for a one-time, January 10, 1996, automatic grant to each of the non-employee members of the Board of Directors of a stock option to purchase 15,000 shares of Common Stock; and (c) increase the number of shares of Common Stock included in the annual automatic stock option grants to: (i) from 2,500 to 5,000 shares for each non-employee member of the Board of Directors; (ii) from 5,000 to 10,000 additional shares for each non-employee member of the Board of Directors who is, at such time, a member of the Executive Committee of the Board of Directors; and (iii) from 20,000 to 40,000 additional shares for the non-employee Chairman of the Board of Directors.

     The above-described amendments to the 1994 Plan were adopted by the Board of Directors on January 10, 1996, subject to stockholder approval at the Meeting. The 1994 Plan was adopted by the Board of Directors in May 1994, and approved by CKE's stockholders on June 20, 1994.

     As of May 6, 1996, approximately 41,118 shares of Common Stock had been issued upon the exercise of options granted under the 1994 Plan, 861,400 shares of Common Stock were subject to outstanding options under the 1994 Plan, and, assuming approval of this Proposal 3, there would be available for issuance under future awards 2,537,482 shares of Common Stock.

     It is not possible to determine the amount of stock options that will be received under the 1994 Plan by executive officers or directors, since the grant of options (other than certain grants of options to non-employee directors) under the 1994 Plan is within the discretion of the Compensation Committee. Similarly, the dollar value of options granted or to be granted under the 1994 Plan cannot be accurately ascertained due to the vesting provisions thereof and the potential fluctuation in the CKE Common Stock price over the terms of the options. For certain information regarding options granted under the 1994 Plan to CKE's Chief Executive Officer and certain executive officers, see "Executive Compensation - Stock Options." During fiscal 1996, options to purchase an aggregate of 531,000 shares of CKE Common Stock were granted under the 1994 Plan to executive officers as a group, at a weighted average exercise price of $12.19, and options to purchase an aggregate of 167,735 shares of CKE Common Stock were granted under the 1994 Plan to certain employees, including current officers who are not executive officers, at a weighted average exercise price of $8.88. The closing sale price of CKE's Common Stock on the New York Stock Exchange on May 6, 1996 was $20.13. If the proposed amendments to the 1994 Plan are approved at the Meeting, each non-employee director of CKE will be entitled to receive an annual automatic grant of options to purchase 5,000 shares, in addition to a one-time grant of options to purchase 15,000 shares made on January 10, 1996. See "Non-Employee Director Options."

     The following summary description of the 1994 Plan and the proposed amendments to the 1994 Plan is qualified in its entirety by reference to the full text of the 1994 Plan, a restated copy of which is attached hereto as Appendix B.

GENERAL

     The purpose of the 1994 Plan is to enable CKE and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in CKE. Every employee of CKE, or its subsidiaries, is eligible to be considered for the grant of awards under the 1994 Plan. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1994 Plan, assuming stockholder approval of this Proposal 3, would be 3,500,000, subject to certain adjustments to prevent dilution. The maximum number of shares of Common Stock that may be issued to any one employee during any calendar year is 200,000.

     The 1994 Plan is administered by CKE's Compensation Committee (the "Committee"). Subject to the provisions of the 1994 Plan, the Committee has full and final authority to select the participants to whom awards will be granted thereunder, to grant such awards, and to determine the terms and conditions of such awards and the number of shares to be issued pursuant thereto.

AWARDS

     The 1994 Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or may involve the issuance of (i) Common Stock, or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities and Exchange Act of 1934) with an exercise or conversion privilege at a price either above, equal to, or below the fair market value of the Common Stock on the date of grant or with a value derived from the value of the Common Stock. Awards may not be granted under the 1994 Plan after April 30, 1999. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after April 30, 2009.

     Awards under the 1994 Plan are not restricted to any specified form or structure and may include arrangements such as sales and bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares.

     An award granted under the 1994 Plan to an employee may include a provision conditioning or accelerating the receipt of benefits, either automatically or in the discretion of the Committee, upon the occurrence of specified events, such as a change of control of CKE, an acquisition of a specified percentage of the voting power of CKE or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of CKE or other significant corporate transaction.

     An award under the 1994 Plan may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such recipient's tax withholding obligations with respect to such issuance, by delivering cash, by delivering previously owned shares of Common Stock of CKE or other property deemed acceptable by the Committee, by reducing the amount of shares or other property otherwise issuable pursuant to the award, or by delivering a promissory note, the terms and conditions of which shall be determined by the Committee. If an option granted under the 1994 Plan permitted the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a larger number of shares with no more investment than the original share or shares delivered.

NON-EMPLOYEE DIRECTOR OPTIONS

     Assuming stockholder approval of Proposal 3, the 1994 Plan would provide for: (a) a one-time automatic grant to each of the non-employee directors as of January 10, 1996, of a stock option to purchase 15,000 shares of Common Stock (the "1996 Automatic Grant"); and (b) the automatic grant of stock options to non-employee directors, pursuant to which, each year, on the first business day after the date of the Meeting of stockholders of CKE, the non-employee directors will automatically be granted options (together with the 1996 Automatic Grant, the "Non-Employee Director Options") to purchase the number of shares of Common Stock as follows: each non-employee director shall receive an option to purchase 5,000 shares; each non-employee director member of the Executive Committee shall receive an option to purchase an additional 10,000 shares; and the non-employee Chairman of the Board of Directors shall receive an option to purchase an additional 40,000 shares. The exercise price for each option is the Fair Market Value (as defined in the 1994 Plan) of the shares on the date of the grant.

     Each Non-Employee Director Option will become exercisable to purchase
33 1/3% of Common Stock subject thereto on each of the first, second and third anniversaries of the date of grant, provided, however, that a Non-Employee Director Option shall become fully exercisable on the date upon which the optionee shall cease to be a non-employee director as a result of death or disability. In addition, all outstanding Non-Employee Director Options will become exercisable in full on the first to occur of the following:

        (1) the date of approval of a reorganization, merger or consolidation of CKE as a result of which the outstanding securities of the class then subject to the 1994 Plan are exchanged for or converted into cash, property and/or securities not issued by CKE;

        (2) the first date upon which the directors of CKE who were nominated by the Board of Directors for election cease to constitute a majority of the authorized number of directors of CKE;

        (3) the dissolution or liquidation of CKE;

        (4) the sale of substantially all of the property and assets of CKE; or

        (5) the date of dissemination to the stockholders of a proxy statement disclosing a change in control of CKE.

     Each Non-Employee Director Option granted under the 1994 Plan will expire upon the first to occur of the following:

        (1) the first anniversary of the date upon which the optionee ceases to be a non-employee director as a result of death or disability;

        (2) the 90th day after the date upon which the optionee ceases to be a non-employee director for any reason other than death or disability; or

        (3) the fifth anniversary of the date of grant of such option.

AMENDMENTS

     The Board of Directors may amend or terminate the 1994 Plan at any time and in any manner, subject to the following:

        (1) the recipient of any award may not be deprived of such award or any of such recipient's rights thereunder or with respect thereto without such recipient's consent as a result of any such amendment or termination; and

        (2) the terms and conditions relating to the Non-Employee Director Options may not be amended more than every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

FEDERAL INCOME TAX TREATMENT

     The following is a brief description of the federal income tax treatment which will generally apply to awards made under the 1994 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise.

     Incentive Options. Pursuant to the 1994 Plan, employees may be granted options which are intended to qualify as incentive stock options ("Incentive Options") under the provisions of Section 422 of the Code. Non-Employee Director Options are not intended to qualify as Incentive Options. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Option. However, if the optionee sells the shares acquired upon the exercise of an Incentive Option at any time within (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Option or (b) two years after the date of grant of such Incentive Option, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price of the shares of Common Stock or the fair market value of the shares of Common Stock on the date of exercise over the exercise price of such Incentive Option. In such case, the Company will generally be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by such optionee.

     Nonqualified Options. The grant of an option or other similar right to acquire stock which does not qualify for treatment as an Incentive Option (a "Nonqualified Option"), is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a tax deduction equal to such amount. See "Special Rules for Awards Granted to Insiders including Non-Employee Directors," below.

     Special Rules for Awards Granted to Insiders including Non-Employee Directors. If an optionee is a director, officer or shareholder subject to
Section 16 of the Exchange Act (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income generally should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the shares of Common Stock upon) the earlier of the following two dates (the "16(b) Date"): (i) six months after the date of grant or (ii) a disposition of the shares of Common Stock, unless the Insider makes an election under Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying shares on the date of exercise.

     Restricted Stock. Awards under the 1994 Plan may also include stock sales, stock bonuses or other grants of stock. Unless the recipient makes an 83(b) Election as discussed above within 30 days after the receipt of the restricted shares, the recipient generally will not be taxed on the receipt of restricted shares until the restrictions on such shares expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and the Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares at that time over the purchase price. However, if the recipient makes an 83(b) Election with 30 days of the receipt of restricted shares, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the shares on the date of receipt over the purchase price. In the case of an Insider (as defined above), the timing of income recognition (including the date used to compute the fair market of shares) with respect to restricted shares may be deferred until the 16(b) Date, as described above in "Special Rules for Awards Granted to Insiders including Non-Employee Directors" above, unless the Insider makes a valid 83(b) Election.

     Miscellaneous Tax Issues. Awards may be granted under the 1994 Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 1994 Plan.

     With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

     Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the 1994 Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

     The terms of the agreements pursuant to which specific awards are made to employees under the 1993 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. Recipients of awards should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

     Section 162(m) of the Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless such excess compensation is considered "performance-based" under Section 162(m). The conditions for a performance-based compensation plan include, among others, a requirement that stockholders approve the material terms of the plan. The 1994 Plan is structured so that any compensation deemed paid to an executive officer upon exercise of an option, with an exercise price equal to the fair market value of the underlying shares on the grant date, is intended to qualify as performance-based compensation that will not be limited by Section 162(m). The Committee intends to monitor regulations issued pursuant to Section 162(m) and to take such actions with respect to the executive compensation program as are reasonably necessary to preserve the corporate tax deduction for executive compensation paid.

BOARD RECOMMENDATION

     The Board of Directors believes that it is in the best interest of CKE and its stockholders to approve the amendments to the 1994 Plan in order to attract, retain and motivate qualified employees and non-employee directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE 1994 STOCK INCENTIVE PLAN.

                                 OTHER BUSINESS

     Presented by Management. Management does not know of any matter to be acted upon at the Meeting other than the matters described above, but if any other matter properly comes before the Meeting, the persons named on the enclosed Proxy Card will vote thereon in accordance with their best judgment.

     Presented by Stockholders. Pursuant to CKE's Bylaws, only such business shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of CKE. To be timely, written notice must be received by the Secretary not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting:
(a) a brief description of the business desired to be brought before the meeting and the reason for conducting such business at the annual meeting; (b) the name and record address of the stockholder proposing such business; (c) the class and number of shares of CKE which are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. In addition, the stockholders making such proposal shall promptly provide any other information reasonably requested by CKE.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

     The following table sets forth certain information regarding beneficial ownership of CKE's Common Stock as of the Record Date, by (i) each person who is known by CKE to beneficially own more than five percent of the outstanding CKE Common Stock, (ii) each director of CKE, (iii) each Named Executive Officer of CKE and (iv) all directors and executive officers of CKE as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

                                                         AMOUNT AND NATURE
                                                           OF BENEFICIAL        PERCENT OF
             NAME AND ADDRESS OF BENEFICIAL OWNER          OWNERSHIP(#)        CLASS(%)(1)
        -----------------------------------------------  -----------------     ------------
        Cannae Limited Partnership(2)..................      3,722,252(2)          20.0
          3811 W. Charleston, Suite 210
          Las Vegas, Nevada 89102
        Carl N. Karcher................................      1,442,007(3)           7.7
          1200 North Harbor Boulevard
          Anaheim, California 92801
        William P. Foley II............................        307,083(4)           1.6
        Daniel D. (Ron) Lane...........................         67,500(5)             *
        Frank P. Willey................................          2,500(6)             *
        Peter Churm....................................         16,325(7)             *
        Carl L. Karcher................................         73,829(8)             *
        W. Howard Lester...............................              0                *
        C. Thomas Thompson.............................         12,963(9)             *
        Loren C. Pannier...............................        251,160(9)           1.3
        Rory J. Murphy.................................        103,395(9)             *
        Richard C. Celio...............................         96,029(9)             *
        All executive officers and directors
          as a group (16 persons)......................      2,400,530(10)         12.5%

- ---------------

*   Less than one percent.

 (1) Calculated based on 18,619,565 shares of CKE Common Stock outstanding on May 6, 1996.

 (2) Based on a Schedule 13D, as restated by amendments thereto, filed by Cannae Limited Partnership (the "Partnership"), Folco Development Corporation ("Folco"), Daniel V., Inc. and the Daniel P. Lane Revocable Trust U/D/T July 10, 1992 (collectively, the "Daniel Entities"), Frank P. Willey and other persons and entities who are Class B Limited Partners of the Partnership. The aggregate number of shares set forth above includes: (1) 3,408,502 shares held directly by the Partnership; (2) 263,750 shares held directly by Folco; and (3) 50,000 shares held directly in the aggregate by the Daniel Entities. The restated Schedule 13D states that each of the foregoing persons and entities has sole voting and dispositive power with respect to the shares directly held by him or it. The restated Schedule 13D states that the Class A Limited Partner of the Partnership is Carl N. Karcher, as sole trustee of the Carl N. and Margaret M. Karcher Trust (the "Trust") (see the table above and related footnotes). In its Schedule 13D, the Trust and Mr. and Mrs. Karcher disclaim beneficial ownership of the Partnership's shares. The General Partner of the Partnership is Bognor Regis, Inc., a Nevada corporation. According to the Schedule 13D, William
     P. Foley II is a director of Bognor Regis, Inc. and owns and controls
     Folco.

 (3) Includes: (a) 1,313,924 shares beneficially held by the Trust; (b) 27,400 shares held by the Carl N. and Margaret M. Karcher Foundation, the beneficial ownership of which the Trust and Mr. and Mrs. Karcher disclaim;
     (c) 620 shares held directly by Mr. Karcher; (d) 63 shares held by Mrs. Karcher; and (e) 100,000 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1996. Mr. Karcher is the sole Trustee of the Trust and has the sole right to vote the Trust's shares and, subject to certain limitations set forth in the Trust's governing instruments, to dispose of the Trust's shares. Mr. Karcher and Margaret M. Karcher, his wife, are the lifetime beneficiaries of the Trust. The Trust and Mr. and Mrs. Karcher disclaim any beneficial ownership in the 3,408,502 shares owned by the Partnership.

 (4) Includes 263,750 shares held directly by Folco and 43,333 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1996. Excludes (a) an aggregate of 3,458,502 of the shares described in footnote (2) above which are held directly by the Partnership and the Daniel Entities, and (b) 497,000 shares held by Fidelity National Financial, Inc. ("Fidelity"), of which Mr. Foley is a director and an executive officer.

 (5) Includes 50,000 shares held directly by the Daniel Entities and 17,500 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1996. Excludes (a) an aggregate of 3,672,252 of the shares described in footnote (2) above which are held directly by the Partnership and Folco, and (b) 497,000 shares held by Fidelity, of which Mr. Lane is a director.

 (6) Includes 2,500 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1996. Excludes (a) an aggregate of 3,722,252 of the shares described in footnote (2) above which are held directly by the Partnership, Folco and the Daniel Entities, and
     (b) 497,000 shares held by Fidelity, of which Mr. Willey is a director and an executive officer.

 (7) Includes 4,501 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1996.

 (8) Includes (a) 180 shares held by Carl L. Karcher; (b) 65,366 shares held by Carl L. Karcher and Peggy L. Karcher, as trustees under a trust dated January 31, 1983 for the benefit of Carl L. and Peggy L. Karcher; (c) 4,501 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1996; and (d) 3,782 shares owned by Carl L. Karcher's minor children.

 (9) Includes for Messrs. Thompson, Pannier, Murphy and Celio (a) no shares, 5,675 shares, 1,495 shares and 539 shares, respectively, held in trust for the benefit of such persons under CKE's voluntary contributory profit sharing and savings investment plan; and (b) 8,333 shares, 183,628 shares, 101,559 shares and 95,410 shares, respectively, subject to presently exercisable options or options that become exercisable on or prior to June 30, 1996. Also includes for Mr. Thompson 100 shares owned by his minor children.

(10) Includes 27,739 shares subject to presently exercisable options or options that become exercisable on or prior to June 30, 1996 which are held by executive officers not listed in the above table. Excludes the 3,408,502 shares described in footnote (2) above which are held directly by the Partnership and 497,000 shares which are held directly by Fidelity.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR THE FISCAL YEAR ENDED JANUARY 29, 1996.

     The Committee, comprised of two non-employee directors, is responsible for administering the executive compensation policies, administering the various management incentive programs (including option plans), and making recommendations to the Board of Directors with respect to these policies and programs. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation paid to the Chief Executive Officer and to each of the other executive officers of CKE (each, an "Executive Officer"), including the Named Executive Officers. Set forth below is a report submitted by the Committee addressing compensation policies for fiscal 1996 as they affected
(i) William P. Foley II, the Chief Executive Officer of CKE, and (ii) the other Executive Officers.

     Compensation Policies Towards Executive Officers. The Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals, with the ultimate objective of enhancing stockholder value. In this regard, the Committee believes executive compensation should be comprised of cash as well as equity-based programs. Base salaries are generally set at market levels in order to attract and retain qualified and experienced executives. With respect to equity-based compensation, the Committee believes that an integral part of CKE's compensation program is the ownership and retention of CKE's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in CKE, the value of which is dependent on CKE's long-term success, a commonality of interests between CKE's Executive Officers and its stockholders is fostered.

     Relationship of Performance to Compensation. Compensation that may be earned by the Executive Officers in any fiscal year consists primarily of base salary, cash bonus and stock options. The significant factors that were considered in establishing the components of each Executive Officer's compensation package for fiscal 1996 are summarized below. The Committee, in its discretion, may apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policies indicated above.

     -- Base Salary. The base salary for each Executive Officer is set on the basis of personal performance, the salary levels in effect for comparable positions with CKE's principal competitors (including, but not limited to, CKE's self-determined peer group set forth in the "Stock Performance Graph"), and CKE's financial performance relative to such competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual Executive Officer. Factors relating to CKE's financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula. After reviewing the major events and changes that occurred in fiscal 1995, the Committee approved increases in some base salaries to remain competitive with market base salaries and to reflect new responsibilities for some Executive Officers.

     -- Cash Bonus. Annual bonuses are earned by each Executive Officer on the basis of CKE's achievement of pre-tax income targets established at the start of the fiscal year and on the basis of the particular Executive Officer's duties and areas of responsibility. Bonus amounts are established based on various levels of performance against such targets. Following the completion of the fiscal year, the Committee assesses CKE and individual performance against the established targets and provides for annual bonuses based on the targeted performance of levels actually achieved. Because CKE achieved the targeted levels of pre-tax income for fiscal 1996, the Committee approved bonuses for CKE's Executive Officers in the total amount of $424,782, all of which was paid subsequent to the fiscal 1996 year end.

     -- Stock Options. Stock option grants motivate Executive Officers to manage the business to improve long-term CKE performance, and align the interests of Executive Officers with stockholder value. Customarily, option grants are made with exercise prices equal to the fair market value of the shares on the grant date and will be of no value unless the market price of CKE's outstanding shares appreciates, thereby aligning a substantial part of the Executive Officer's compensation package with the return realized by the stockholders. Options generally vest in equal installments over a period of time, contingent upon the Executive Officer's continued employment with CKE. Accordingly, an option will provide a return to the Executive Officer only if the Executive Officer remains employed by CKE and the market price of the underlying shares appreciates over the option term. The size of an option grant is designed to create a meaningful opportunity for stock ownership and is based upon the individual's current position with CKE, internal comparability with option grants made to other CKE executives and the individual's potential for future responsibility and promotion over the option term. The Committee has established an award program which takes into account the level of responsibility in the organization, and total compensation compared to comparable companies, in making option grants to the Executive Officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with CKE and the Executive Officer's existing holdings of unvested options. As such, the award of stock options requires subjective judgment as to the amount of the option. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant, if any, made to each Executive Officer as circumstances warrant.

     Chief Executive Officer Compensation. William P. Foley II became CKE's Chief Executive Officer in October 1994. Mr. Foley did not receive any compensation during fiscal 1995 for such position. In March 1995, Mr. Foley's base compensation was established at $200,000 for fiscal 1996, based on information provided by Kieckhafer, Kraus & Company ("Kieckhafer"). While certain of the companies taken into account by Kieckhafer were the same as those considered in setting Mr. Foley's compensation level for fiscal 1996, the Kieckhafer information also included a number of other companies.

     Corporate Deduction for Compensation. Section 162(m) of the Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. CKE's 1994 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer upon exercise of an option, with an exercise price equal to the fair market value of the underlying shares on the grant date, will qualify as performance-based compensation that will not be limited by Section 162(m). The Committee intends to monitor regulations issued pursuant to Section 162(m) and to take such actions with respect to the executive compensation program as are reasonably necessary to preserve the corporate tax deduction for executive compensation paid.

                                          Peter Churm (Chairman)
                                          Frank P. Willey

     The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCKHOLDER PERFORMANCE GRAPH

     COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN AMONG CKE,
         RUSSELL 2000 INDEX AND SELECTED RESTAURANT PEER GROUP INDEX(1)

      MEASUREMENT PERIOD          CKE RESTAU-                     RESTAURANT
    (FISCAL YEAR COVERED)         RANTS, INC.    RUSSELL 2000     PEER GROUP
1/28/91                                    100             100             100
1/27/92                                    128             151             156
1/25/93                                    133             172             165
1/31/94                                    212             203             170
1/30/95                                    108             191             141
1/29/96                                    260             245             111

(1) Restaurant Peer Group Index is comprised of the following companies: Bob Evans Farms, Inc.; Foodmaker, Inc.; Ground Round Restaurants, Inc.; Hanover Direct, Inc.*; IHOP Corporation; Luby's Cafeterias, Inc.; Morrison, Inc.; Piccadilly Cafeterias, Inc.; Ryan's Family Steak Houses, Inc.; Shoney's, Inc.; Sizzler International, Inc.; and VICORP Restaurants, Inc.

 *  On 4/15/93, Horn & Hardart Co. merged with and into Hanover Direct, Inc.

     The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the years indicated, the compensation awarded to, earned by or paid to (i) the Chief Executive Officer of CKE and (ii) each of the four other most highly compensated executive officers (collectively with the Chief Executive Officer, the "Named Executive Officers") of CKE who were so employed by CKE as of January 29, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                 COMPENSATION AWARDS
                                                  ANNUAL COMPENSATION          -----------------------
                                            --------------------------------   RESTRICTED   SECURITIES
                                                                OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
                                   FISCAL   SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS     COMPENSATION
         NAME AND TITLE             YEAR      ($)       ($)        ($)(1)         ($)          (#)          ($)(2)
- ---------------------------------  ------   -------   -------   ------------   ----------   ----------   ------------
William P. Foley II..............   1996    194,904        --          --                     225,000           --
  Chairman, Chief                   1995         --        --          --                      27,500           --
  Executive Officer                 1994         --        --          --                          --           --
C. Thomas Thompson...............   1996    250,000   152,000       5,055                     125,000           --
  President and Chief               1995     46,535        --          --                          --           --
  Operating Officer                 1994         --        --          --                          --           --
Loren C. Pannier.................   1996    190,184    30,000      14,469                      22,500           --
  Senior Vice President,            1995    193,842        --      14,890                      10,000        3,224
  Purchasing/Distribution           1994    189,139    33,282      12,058                      23,408        2,912
Rory J. Murphy...................   1996    187,200    77,380      14,635                      45,000           --
  Senior Vice President,            1995    182,192        --      12,284                      15,000        2,849
  Restaurant Operations             1994    165,654    40,000      11,841                      61,200        2,477
Richard C. Celio.................   1996    157,115    56,000      13,949                      30,000           --
  Senior Vice President,            1995    146,750        --      14,668                      10,000        2,175
  Development                       1994    133,049    28,000      13,982                      50,108        1,435

- ---------------

(1) "Other Annual Compensation" includes the following amounts for Messrs. Thompson, Pannier, Murphy and Celio for fiscal 1996: (a) auto allowance payments of $787, $9,960, $9,960, and $9,960, respectively, (b)
    reimbursements by CKE for medical and dental costs of $2,702, $2,597, $3,556 and $3,407, respectively, and (c) payments of life insurance premiums by CKE of $1,566, $1,912, $1,119, and $582, respectively.

(2) "All Other Compensation" includes matching and voluntary contributions by CKE to CKE's voluntary contributory profit sharing and 401(k) savings plan for Messrs. Pannier, Murphy, and Celio. As of January 1995, CKE no longer matches contributions to the CKE 401(k) savings plan. In fiscal 1996, there were no voluntary contributions by CKE to CKE's voluntary contributory profit sharing plan or 401(k) savings plan.

STOCK OPTIONS

     The following table sets forth certain information with respect to the stock options granted during fiscal 1996 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS                                        POTENTIAL REALIZABLE
- ---------------------------------------------------------------------------------------       VALUE AT ASSUMED
                                        PERCENTAGE OF                                          ANNUAL RATES OF
                           NUMBER OF    TOTAL OPTIONS                                            STOCK PRICE
                           SECURITIES    GRANTED TO                                           APPRECIATION FOR
                           UNDERLYING   EMPLOYEES IN    EXERCISE OR                            OPTION TERM(4)
                            OPTIONS        FISCAL        BASE PRICE       EXPIRATION      -------------------------
          NAME             GRANTED(#)      YEAR(1)      ($/SHARE)(2)       DATE(3)          5%($)          10%($)
- -------------------------  ----------   -------------   ------------   ----------------   ----------     ----------
William P. Foley II......     75,000                       $ 6.88      April 18, 2005     $  325,080     $  820,440
                             150,000                       $14.75      January 9, 2006    $1,393,875     $3,517,875
                           ----------      ------
                             225,000        25.1%
C. Thomas Thompson.......     25,000                       $ 6.75      February 5, 2005   $  106,313     $  268,313
                             100,000                       $14.75      January 9, 2006    $  929,250     $2,345,250
                           ----------      ------
                             125,000        13.9%
Loren C. Pannier.........     12,500                       $ 6.88      April 18, 2005     $   54,180     $  136,740
                              10,000                       $14.75      January 9, 2006    $   92,925     $  234,525
                           ----------      ------
                              22,500         2.5%
Rory J. Murphy...........     20,000                       $ 6.88      April 18, 2005     $   86,688     $  218,784
                              25,000                       $14.75      January 9, 2006    $  232,313     $  586,313
                           ----------      ------
                              45,000         5.0%
Richard C. Celio.........     20,000                       $ 6.88      April 18, 2005     $   86,688     $  218,784
                              10,000                       $14.75      January 9, 2006    $   92,925     $  234,525
                           ----------      ------
                              30,000         3.3%

- ---------------

(1) Based on the number of shares being subject to options granted to all employees aggregating 896,406 in fiscal 1996.

(2) The fair market value of CKE's Common Stock on the date of grant.

(3) All the options vest 33 1/3% on the first anniversary of the date of grant, 33 1/3% on the second anniversary of the date of grant and 33 1/3% on the third anniversary of the date of grant.

(4) Calculated over a ten-year period, representing the terms of the options. These are assumed rates of appreciation, and are not intended to forecast future appreciation of the CKE Common Stock.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to stock options exercised during fiscal 1996 and year-end stock option values.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF
                                                                      SECURITIES
                                                                      UNDERLYING        VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                                                  AT FISCAL YEAR-END     AT FISCAL YEAR-END
                                                                          (#)                    ($)
                            SHARES ACQUIRED                          EXERCISABLE/           EXERCISABLE/
           NAME             ON EXERCISE(#)    VALUE REALIZED($)      UNEXERCISABLE          UNEXERCISABLE
- --------------------------  ---------------   -----------------   -------------------   ---------------------
William P. Foley II.......           --                  --           9,167/243,333     $   82,503/$2,893,499
C. Thomas Thompson........           --                  --              --/125,000     $       --/$1,643,750
Loren C. Pannier..........       33,240           $ 250,021         207,896/ 36,968      $1,571,734/$ 372,789
Rory J. Murphy............           --                  --          69,492/ 75,400       $ 583,912/$ 784,702
Richard C. Celio..........           --                  --          68,707/ 53,369       $ 636,229/$ 495,671

EMPLOYMENT AGREEMENTS.

     In November 1994, CKE entered into a two-year employment agreement with C. Thomas Thompson. Mr. Thompson's annual base salary payable under this agreement is $250,000. Mr. Thompson's employment agreement provides for cash bonuses during his employment term. For the first year of his employment term, Mr. Thompson's bonus, which may not exceed $200,000, will be based on certain percentage cost savings, if any, realized by CKE. For the second year of his employment term, Mr. Thompson's bonus, which may not exceed $250,000, will be based upon the increase in market value, if any, of CKE's Common Stock. The employment agreement entitles Mr. Thompson to participate in CKE's stock incentive plan, and granted Mr. Thompson an option to purchase 25,000 shares under CKE's 1994 Stock Incentive Plan at the market price on the date of grant, for a term of 10 years, vesting 33 1/3% on each of the first three anniversaries of the grant date. In the event CKE terminates Mr. Thompson's employment without cause, CKE will be obligated to pay a lump sum equal to the lesser of six month's compensation or the balance of compensation due for the remainder of the employment agreement, plus any accrued and unpaid compensation. In addition, the employment agreement provides for certain payments in the event CKE is acquired by or merged with another entity, or another entity acquires all or substantially all of CKE's assets, resulting in such other entity gaining direction or control of CKE and Mr. Thompson is terminated for other than cause. In such event, Mr. Thompson's agreement requires CKE to pay, in a lump sum, Mr. Thompson's base salary for the balance of the employment term.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     During fiscal 1996, the members of the Compensation Committee of CKE's Board of Directors were Messrs. Churm and Willey, neither of whom was an officer, former officer or employee of CKE during fiscal 1996. During fiscal 1996, Mr. Foley served as Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc., Mr. Lane served as a director of Fidelity National Financial, Inc., and Mr. Willey served as President and a director of Fidelity National Financial, Inc.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

     Section 16(a) of the Securities Exchange Act of 1934 requires CKE's executive officers and directors, and persons who own more than 10% of a registered class of CKE's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish CKE with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, CKE believes that, during fiscal 1996, all filing requirements applicable to its executive officers, directors and greater than 10% stockholders were satisfied, except that the Form 4 required to be filed in October 1995 by C. Thomas Thompson reflecting the indirect ownership of shares of CKE's Common Stock purchased by his minor son, was approximately one month late, and the Form 4 required to be filed in October 1995 by C. Thomas Thompson reflecting the direct ownership of shares of CKE's Common Stock purchased by Mr. Thompson pursuant to the ESPP, was approximately three months late, the Form 4 required to be filed in October 1995 by Rory J. Murphy reflecting the direct ownership of shares of CKE's Common Stock purchased by Mr. Murphy pursuant to the ESPP, was approximately three months late, and the Form 3, Initial Statement of Beneficial Ownership of securities, filed in January 1996 by W. Howard Lester, was approximately one month late.

                    TRANSACTIONS WITH OFFICERS AND DIRECTORS

     CKE leases the land and buildings, which include the headquarters of CKE, its distribution center and one restaurant location in Carl Karcher Plaza, located at 1200 North Harbor Boulevard, Anaheim, California from Carl N. Karcher, as sole trustee of the Carl N. and Margaret M. Karcher Trust (the "Trust"). The original term of the lease expires in April 2003, and CKE has the option to renew the lease for two additional five-year terms. The current rent under the lease is $89,276 per month, subject to adjustment every five years.

     CKE also leases two adjacent parcels of land in Carl Karcher Plaza from the Trust. One parcel is being utilized by CKE for its training facilities and parking. The rent is $5,443 per month, subject to adjustment every five years. The other parcel is being utilized, in part, for the distribution center parking and storage. The unused portion of this parcel has been subleased to various small commercial tenants. The rent for this second parcel is $6,250 per month, also subject to adjustment every five years. The lease term for both parcels expires in April 2003, and CKE has the option to renew each of these leases for two additional five-year terms. The aggregate rentals paid by CKE to the Trust for the corporate offices and adjacent facilities during fiscal 1996 were $1,211,625.

     CKE presently has three leases with the Trust with respect to restaurant properties. The terms of these leases range from 20 to 35 years. In two of the leases, the minimum monthly rentals are the greater of $5,735 and $6,799, respectively, or 5.5% of annual gross sales. The terms of the third lease require a minimum monthly rental for improvements of $2,871 or 4% of annual gross sales and a fixed monthly rental of $5,699 for the land. The aggregate rentals paid by CKE to the Trust for these restaurant properties during fiscal 1996 were $298,461.

     In January 1994, CKE entered into an Employment Agreement with Carl N. Karcher which expires in January 1999. The contract provides that Mr. Karcher will be employed as the Chairman Emeritus of the Board as a non-executive officer reporting to the Chief Executive Officer. It provides for a base salary of $400,000 with bonuses to be paid in the sole and absolute discretion of the Chairman of the Board and the Compensation Committee. The agreement entitles Mr. Karcher to participate in CKE's stock option program and provided for an initial grant of an option to purchase 100,000 shares with an exercise price equal to the then fair market value of CKE's Common Stock on the date of grant, which was $13.38. The agreement provides that if Mr. Karcher is terminated by CKE without cause or, if after a change in control of CKE following a merger, sale of assets or acquisition, Mr. Karcher is terminated or exercises his right to terminate employment following a change in control, Mr. Karcher becomes entitled to payments due under the agreement as they become due for the remainder of the term without the obligation of further services. The agreement also provides for a retirement benefit for Mr. Karcher in the amount of $200,000 per year for life after the end of the employment term.

     During fiscal 1995, CKE made two advances to Carl N. Karcher aggregating $714,756. CKE accepted a promissory note in payment of the first, which totaled $250,000. The note bears interest at 7% and matures in December 1998. The second advance, which totaled $464,756, is noninterest-bearing, is currently being repaid through biweekly payroll deductions, and will be paid in full in December 1998. During fiscal 1996, the largest amount outstanding under these advances was $668,602, of which $594,692 remained outstanding at the end of fiscal 1996.

     CKE leases a restaurant property from Loren C. Pannier, an executive officer of CKE, and his wife. This lease expires in July 2004 and provides for a minimum monthly rental equal to the greater of $4,910 or 5% of annual gross sales of the Carl's Jr. restaurant at that location. CKE leases two additional restaurant properties in which Mr. Pannier has a 56% and a 33% undivided interest. These leases expire between January 2001 and April 2002 and provide for minimum monthly rentals equal to (a) the greater of $3,290 or 5.5% of annual gross sales of the Carl's Jr. restaurant at one location and (b) the greater of $3,440 or 6% of annual gross sales of the Carl's Jr. restaurant at the other location. The aggregate rentals paid by CKE to Mr. Pannier under all three leases during fiscal 1996 were $134,291.

     CLK, Inc. ("CLK") is a franchisee of CKE and currently operates 23 Carl's Jr. restaurants. Carl L. Karcher, a director of CKE, is an affiliate of CLK. CLK is obligated, pursuant to two Development Agreements with CKE, to develop and become a franchisee with respect to four additional Carl's Jr. restaurants at varying times between 1996 and 2001. In connection with the operation of its 23 franchised restaurants, CLK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1996, these purchases totaled approximately $6,054,411. CLK is also obligated to pay a percentage of such restaurants' annual gross sales ranging from zero to 4% as royalty fees and an additional zero to 4% as advertising and promotional fees to reimburse CKE for its regional and national advertising efforts on behalf of all franchisees. During fiscal 1996, CLK paid royalty fees of $711,021 and advertising and promotional fees of $633,759 for all 23 restaurants combined. CLK is also a lessee or sublessee of CKE with respect to 15 restaurant locations. Rental payments equal the greater of a percentage of the annual gross sales, ranging from 5% to 10%, of the restaurant or minimum monthly rentals ranging from $4,157 to $8,750. The leases expire between November 1999 and June 2011. The rentals paid under these leases during fiscal 1996 aggregated $1,120,162. CLK was also indebted to CKE in fiscal 1996 under interest bearing promissory notes. The largest aggregate amount outstanding under these notes during fiscal 1996 was $376,546, none of which remained payable to CKE at the end of fiscal 1996. During fiscal 1996, CKE sold certain restaurant equipment to CLK for an aggregate purchase price of $159,608, which amount was paid by CLK in the form of a promissory note bearing interest at 7% and maturing in August 1997. During fiscal 1996, the largest aggregate amount outstanding under this note was $154,816, of which $143,061 remained outstanding at the end of fiscal 1996.

     JCK, Inc. ("JCK") is a franchisee of CKE and currently operates seven Carl's Jr. restaurants. Joseph C. Karcher is the son of Carl N. Karcher and an affiliate of JCK. JCK is obligated pursuant to two Development Agreements with CKE to develop and become a franchisee with respect to three additional Carl's Jr. restaurants at varying times between November 1996 and September 1998. In connection with the operation of its seven franchised restaurants, JCK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1996, these purchases totaled approximately $1,408,560. JCK is also obligated to pay a percentage of such restaurants' annual gross sales ranging from zero to 4% as royalty fees and an additional 1.5% to 3.5% as advertising and promotional fees to reimburse CKE for its regional and national advertising efforts on behalf of all franchisees. During fiscal 1996, JCK was not obligated to pay royalty fees, but paid advertising and promotional fees of $139,625. In December 1994, CKE loaned the amount of $324,168 to JCK pursuant to the terms of a loan agreement. The loan amount represents past due sums owed to CKE through December 1994 for initial franchise fees, royalty fees and advertising fees. The loan does not bear interest, is being repaid in monthly installments, and matures in July 2004. In addition, the loan agreement amended JCK's royalty obligations under its franchise agreements to a sliding scale based upon a percentage of gross sales from zero commencing in December 1994 to 4% in the year 2000 and thereafter. During fiscal 1996 the largest aggregate amount outstanding under the loan agreement was $345,118, of which $305,118 remained outstanding at the end of fiscal 1996.

     Wiles Restaurants, Inc. ("Wiles") is a franchisee of CKE and currently operates eight Carl's Jr. restaurants. Anne M. Wiles is the daughter of Carl N. Karcher and an affiliate of Wiles. In connection with the operation of its eight franchised restaurants, Wiles regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1996, these purchases totaled approximately $2,198,897. Wiles is also obligated to pay 4% of such restaurants' annual gross sales as royalty fees and an additional 1% to 3.5% as advertising and promotional fees to reimburse CKE for its regional and national advertising efforts on behalf of all franchisees. During fiscal 1996, Wiles paid royalty fees of $279,268 and advertising and promotional fees of $230,283 for all eight restaurants combined. Wiles is also a lessee of CKE with respect to one restaurant location. Rental payments equal the greater of 8% of the annual gross sales of the restaurant or a minimum monthly rental equal to $8,768. The rentals paid under this lease during fiscal 1996 aggregated $105,222. Wiles was also indebted to CKE in fiscal 1996 under interest bearing promissory notes. The largest aggregate amount outstanding under these notes during fiscal 1996 was $296,605, none of which remained payable to CKE at the end of fiscal 1996.

     Bernard Karcher Investments, Inc. ("BKI") is a franchisee of CKE and currently operates 12 Carl's Jr. restaurants. Bernard W. Karcher is the brother of Carl N. Karcher and an affiliate of BKI. In connection with the operation of its 12 franchised restaurants, BKI regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1996, these purchases totaled approximately $3,728,314. BKI is also obligated to pay 4% of such restaurants' annual gross sales as royalty fees and an additional 3.5% as advertising and promotional fees to reimburse CKE for its regional and national advertising efforts on behalf of all franchisees. During fiscal 1996, BKI paid royalty fees of $475,591 and advertising and promotional fees of $415,982 for all 12 restaurants combined. BKI is also a lessee of CKE with respect to two restaurant locations. Rental payments equal a percentage of annual gross sales for one of the restaurants and the greater of a percentage of the annual gross sales of the restaurant or a minimum monthly rental equal to $16,944 for the other. The percentage of annual gross sales ranges between 7.5% and 10%. The leases expire in

January 2006 and September 2012. The rentals paid under these leases during fiscal 1996 aggregated $207,166.

     R.W.W., Inc. ("RWW") is a franchisee of CKE and currently operates seven Carl's Jr. restaurants. Robert W. Wisely, an executive officer of CKE, is an affiliate of RWW. In connection with the operation of its seven restaurants, RWW regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1996, these purchases totaled approximately $1,800,186. RWW is also obligated to pay a percentage of such restaurants' annual gross sales ranging from zero to 4% as royalty fees and an additional 4.5% as advertising and promotional fees to reimburse CKE for its regional and national advertising efforts on behalf of all franchisees. During fiscal 1996, RWW paid royalty fees of $119,232 and advertising and promotional fees of $259,481. RWW is also a sublessee of CKE with respect to six restaurant locations. Rental payments equal a percentage of the annual gross sales of the restaurant ranging from 4% to 12.5%, or minimum monthly rentals ranging from $9,166 to $9,473. The leases expire between August 1999 and July 2006. Total rents paid under these six leases during fiscal 1996 aggregated $410,886. RWW was also indebted to CKE in fiscal 1996 under interest bearing promissory notes. The largest aggregate amount outstanding under these notes during fiscal 1996 was $886,443, none of which remained payable to CKE at the end of fiscal 1996.

     TWM Industries ("TWM") is a franchisee of CKE and currently operates 15 Carl's Jr. restaurants. C. Thomas Thompson, an executive officer of CKE, is an affiliate of TWM. In connection with the operation of its 15 franchised restaurants, TWM regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1996, these purchases totaled approximately $3,151,279. TWM is also obligated to pay a percentage of such restaurants' annual gross sales ranging from 1.5% to 4% as royalty fees and an additional 4.5% as advertising and promotional fees to reimburse CKE for its regional and national advertising efforts on behalf of all franchisees. During fiscal 1996, TWM paid royalty fees of $355,186 and advertising and promotional fees of $525,738. TWM was also a lessee or sublessee of CKE with respect to 13 restaurant locations during fiscal 1996, one of which leases was terminated in March 1996. Rental payments equal a percentage of the annual gross sales of the restaurant ranging from 3.5% to 8% or a minimum monthly rental ranging from $4,266 to $20,386. The leases expire between May 1996 and January 2012. Total rents paid under these thirteen leases during fiscal 1996 aggregated $872,333.

     In December 1995, CKE sold certain of its franchise notes receivable, with recourse, to an independent third party. Included in the franchise notes receivable sold were notes in the aggregate principal amount of $1,379,689 payable to CKE from CLK, Wiles and RWW. In connection with this transaction, CKE also agreed to guarantee the payment obligations of CLK, Wiles and RWW under these notes in fiscal 1997 up to a maximum amount of $816,983.

     Restaurants leased from related parties generally were constructed by CKE on land acquired by CKE. The properties were then sold to these parties and leased back by CKE. CKE believes that these sale and leaseback arrangements are at rental rates generally similar to those with unaffiliated third parties. Except as noted above, CKE presently does not intend to enter into leases for new restaurants with related parties. Except as described above, all of the foregoing franchise and lease arrangements are on terms generally similar to those with unaffiliated parties.

                              INDEPENDENT AUDITORS

     Selection of an independent auditor is made by the Board of Directors upon consultation with the Audit Committee. CKE's independent auditor for the fiscal year ended January 29, 1996 was KPMG Peat Marwick LLP. The Board of Directors will vote upon the selection of an auditor for the current fiscal year at a future Board meeting.

     Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting and be available to respond to appropriate questions. The representatives of KPMG Peat Marwick LLP also will have an opportunity to make a formal statement, if they so desire.

                STOCKHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

     Pursuant to the rules of the Securities and Exchange Commission, proposals by eligible stockholders (as defined below) which are intended to be presented at CKE's Annual Meeting of Stockholders in 1997 must be received by CKE by January 21, 1997 in order to be considered for inclusion in CKE's proxy materials. The Board of Directors of CKE will determine whether any such proposal will be included in its 1997 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the 1997 Annual Meeting and has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

                                 ANNUAL REPORT

     CKE's 1996 Annual Report, including consolidated financial statements for fiscal 1996, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy solicitation material.

     Stockholders are urged to sign and return their proxies without delay.

                                          For the Board of Directors

                                          WILLIAM P. FOLEY II,
                                          Chairman of the Board

May 20, 1996

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 29, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, CKE RESTAURANTS, INC., P.O. BOX 4349, ANAHEIM, CALIFORNIA 92803.

                                   APPENDIX A

                             CKE RESTAURANTS, INC.

                       1994 EMPLOYEE STOCK PURCHASE PLAN*

     1. Purpose of Plan. The purpose of this 1994 Employee Stock Purchase Plan (the "Plan") is to encourage a sense of proprietorship on the part of employees of CKE Restaurants, Inc., a Delaware corporation (the "Company"), and its subsidiary corporations (as defined below) by assisting them in making regular purchases of shares of the Company, and thus to benefit the Company by increasing such employees' interest in the growth of the Company and subsidiary corporations and in such entities' financial success. Participation in the Plan is entirely voluntary, and the Company makes no recommendations to its employees as to whether they should participate.

     2. Definitions.

        2.1 "Base Earnings" shall mean the Employee's regular salary rate before deductions required by law and deductions authorized by the Employee. Base Earnings do not include: pay for overtime, extended workweek schedules, or any other form of extra compensation; payments by the Company or subsidiary corporations, as applicable, of social security, worker's compensation, unemployment compensation, any disability payments or other payments required by statute; or contributions by the Company or subsidiary corporations, as applicable, for insurance, annuity, or other employee benefit plans.

        2.2  "Board" shall mean the Board of Directors of the Company.

        2.3 "Broker" shall mean the financial institution designated to act as Broker under the Plan pursuant to Paragraph 17 hereof.

        2.4 "Brokerage Account" shall mean an account established on behalf of each Participant pursuant to Paragraph 9.1 hereof.

        2.5 "Committee" shall mean a Stock Purchase Committee appointed by the Board.

        2.6  "Common Stock" shall mean the Common Stock of the Company.

        2.7 "Company" shall mean the Company Restaurants, Inc., a Delaware corporation, or any successor.

        2.8 "Company Account" shall mean the account established in the name of the Company pursuant to Paragraph 7.2 hereof.

        2.9 "Employee" shall mean any person who has reached the age of majority and who is currently employed by the Company or one of its subsidiary corporations (i) on an hourly basis as a restaurant employee for at least 30 hours per week and has been so employed continuously during the preceding one
(1) year (provided that the Board or the Committee may in its discretion waive such one (1) year requirement), excluding non-employees and persons on leave of absence; (ii) on an hourly basis as a non-restaurant employee for at least 30 hours per week and has been so employed continuously during the preceding 90 days (provided that the Board or the Committee may in its discretion waive such 90-day requirement), excluding non-employees and persons on leave of absence or
(iii) is exempt from the overtime and minimum wage requirements under federal and state laws and has been so employed continuously during the preceding 90 days (provided that the Board or the Committee may in its discretion waive such 90-day requirement), excluding non-employees and persons on leave of absence. An Employee may also be referred to herein as a Participant.

        2.10 "Enrollment Form" shall mean the Employee Stock Purchase Plan Enrollment Form.

- ---------------

* As amended, subject to stockholder approval, by resolution of the Board of Directors as of May 2, 1996.

        2.11 "Incentive Compensation" shall mean compensation received by any Employee of the Company, or its subsidiaries, as a bonus or performance-based award, which is in addition to such Employee's regular salary.

        2.12 "Interested Party" shall mean the persons described in Paragraph 16 hereof.

        2.13  "Plan" shall mean this 1994 Employee Stock Purchase Plan.

        2.14 "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a subsidiary corporation, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a subsidiary corporation.

     3. Administration. The Plan shall be administered by the Board or, in the discretion of the Board, by the Committee which shall consist of not less than two persons to be appointed by, and to serve at the pleasure of, the Board. No member of the Board or Committee who is not an Employee shall be eligible to participate in the Plan. An aggregate of 500,000 shares of Common Stock shall be subject to the Plan, provided that such number shall be automatically adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination, reclassification or similar corporate change. The Board or the Committee shall have full authority to construe, interpret, apply and administer the Plan and to establish and amend such rules and procedures as it deems necessary or appropriate from time to time for the proper administration of the Plan. In addition, the Board or the Committee may engage or hire such persons, including without limitation, the Broker, to provide administrative, recordkeeping and other similar services in connection with its administration of the Plan, as it may deem necessary or appropriate from time to time. The members of the Board and the Committee and the officers of the Company shall be entitled to rely upon all certificates and reports made by such persons, including the Broker, and upon all opinions given by any legal counsel or investment adviser selected or approved by the Board or the Committee. The members of the Board and the Committee and the officers of the Company shall be fully protected in respect of any action taken or suffered to be taken by them in good faith in reliance upon any such certificates, reports, opinions or other advice of any such person, and all action so taken or suffered shall be conclusive upon each of them and upon all Participants. The Company shall indemnify each member of the Board and the Committee and any other officer or employee of the Company who is designated to carry out any responsibilities under the Plan for any liability arising out of or connected with his or her duties hereunder, except such liability as may arise from such person's gross negligence or willful misconduct.

     4. Eligibility. Any Employee as defined in Paragraph 2.9 shall be eligible to participate in the Plan. Any Employee participating in the Plan who, after the commencement of a particular Offering Period, as defined in Paragraph 5, shall for any reason fail to meet the standards of eligibility shall be considered to have withdrawn from the Plan, effective as of the date upon which the Participant shall have become ineligible. Any reference in this Plan to withdrawal by a Participant from the Plan shall include ineligibility as described in this Paragraph.

     5. Offering Periods. Shares shall be offered pursuant to this Plan in periods which coincide with the Company's fiscal quarters ("Offering Periods"), commencing on the effective date of the Plan pursuant to Paragraph 22 and continuing thereafter until terminated in accordance with Paragraph 15. The Board shall have the power to change the duration of Offering Periods if such change is announced at least 10 days prior to the scheduled beginning of the first Offering Period to be affected.

     6. Participation. Participation in the Plan is voluntary. An eligible Employee may apply to participate in the Plan by submitting to the Company's Benefits Department an Enrollment Form authorizing a payroll deduction and purchase of shares. The Enrollment Form shall be on a form provided by the Company and may be submitted to the Company at any time. Participation shall not be effective until the Enrollment Form is reviewed and accepted by the Company by written notice to the Employee. Once the Enrollment Form has been reviewed and accepted by the Company, participation in the Plan shall commence immediately.

     7. Payroll Deductions.

        7.1 Election. At the time a Participant submits an Enrollment Form, the Participant shall elect to have payroll deductions made on each payday during the Offering Period at a whole percentage from 3% to 15% of the Base Earnings which the Participant is to receive on such payday. In addition to the deduction from Base Earnings, or in lieu of the deduction from Base Earnings, a Participant may elect, upon submission of an Enrollment Form, to have payroll deductions made at a whole percentage from 3% to 15% of the Incentive Compensation which the Participant is to receive.

        7.2 Holding of Funds. All payroll deductions authorized by each Participant shall be held in a non-interest account in the name of the Company Restaurants, Inc. Employee Stock Purchase Plan (the "Company Account") until used to purchase Common Stock and shall not be used for any other purpose. The Company shall maintain records reflecting the amount in the Company Account of each Participant. All withholding taxes in connection with a Participant's payroll deduction shall be deducted from the remainder of the Base Earnings and/or Incentive Compensation paid to the Participant and not from the amount to be placed in the Company Account. A Participant may not make any additional payments into the Company Account except as provided in Paragraph 18. All amounts in the Company Account derived from payroll deductions shall be referred to as the "Participant Contribution."

        7.3 Changes in Election. Participation in the Plan will continue until the Participant withdraws from the Plan, is no longer eligible to participate or the Plan is terminated. Such participation shall be on the basis of the payroll deduction election submitted by such Employee to the Company and then currently in effect. Each such election shall remain in effect until the effective date of any change in the amount of payroll deduction as requested by the Participant and accepted by the Company. To be effective in any Offering Period, a change in the amount of payroll deduction must be requested in writing and submitted to the Company. A Participant may change his withholding percentage at any time during an Offering Period, but only one time during any Offering Period. If a Participant's Base Earnings change during an Offering Period, the amount of the payroll deduction will be changed to the figure reflecting the Participant's previously elected deduction percentage applied to his or her new Base Earnings (but will not in any event be in excess of 15% of the Participant's Base Earnings).

     8. Contribution by the Company or a Subsidiary. The Company or a Subsidiary shall make matching contributions (the "Matching Contribution") as follows:

        8.1 Officers and Directors as Participants. For each officer or director of the Company or a Subsidiary who participates in the Plan and remains an Employee of the Company or a Subsidiary for at least one year after the termination of a particular Offering Period, the Company or Subsidiary shall make upon the one year anniversary date after such Offering Period a Matching Contribution equal to either one-half of the number of shares purchased on behalf of such Participant or equal to one-half of the dollar amount contributed by such Participant during such one year earlier Offering Period subject to Paragraph 8.3, at the sole discretion of the Company, less all withholding taxes in connection with such Matching Contribution. "Officer" shall mean those individuals elected as Officers by the Board of Directors of the Company and its Subsidiaries, and shall be determined as of the end of an Offering Period. "Director" shall mean an employee and a member of the Board of Directors of the Company and its subsidiaries. "Director" shall also mean employees of the Company and its subsidiaries who hold the title Director. Withholding taxes as and when required in connection with such Matching Contribution shall be withheld based upon the person's existing withholding percentages or as otherwise required by law from the Participant's base earnings.

        8.2 Other Participants. For each Participant in the Plan (other than an officer or director) who remains an Employee of the Company or a Subsidiary for at least one year after the termination of a particular Offering Period, the Company or Subsidiary shall make upon the one year anniversary date after such Offering Period a Matching Contribution equal to either one-third of the number of shares purchased on behalf of such Participant or equal to one-third of the dollar amount contributed by such Participant during such one year earlier Offering Period subject to Paragraph 8.3, at the sole discretion of the Company. Withholding taxes as and when required in connection with such Matching Contribution shall be withheld based upon the person's existing withholding percentages or as otherwise required by law from the Participant's base earnings.

        8.3  Intentionally Omitted.

        8.4 Timing of Withholding. The Company shall withhold taxes in two subsequent pay periods or as otherwise required by law.

     9. Purchase of Shares Regarding Participant's Contribution.

        9.1 Brokerage Account. Following the acceptance by the Company of a Participant's Enrollment Form, the Company shall direct the Broker to open and maintain an account (the "Brokerage Account") in the name of such Participant and to purchase shares of Common Stock on behalf of such Participant as permitted under this Plan.

        9.2 Delivery of Funds to Broker from Company. The Company, from time to time during an Offering Period, shall deliver to the Broker an amount equal to the total of all Participant Contributions together with a list of the amount of such Contributions from each Participant.

        9.3 Broker's Purchase of Shares. From time to time, the Broker, as agent for the Participants, shall purchase as many full shares or fractional shares of Common Stock as such Contributions will permit. The shares to be purchased shall be purchased at the then current fair market value and may, at the election of the Company, be either treasury shares, shares authorized but unissued, or shares purchased on the open market. The amount of Common Stock purchased by the Broker pursuant to this Paragraph 9.3 shall be allocated to the respective Brokerage Account of each Participant on the basis of the average cost of the Common Stock so purchased, in proportion to the amount allocable to each Participant. At the end of each Offering Period under the Plan, each Participant shall acquire full ownership of all full shares and fractional shares of Common Stock purchased for his Brokerage Account. Unless otherwise requested by the Participant, all such full shares and fractional shares so purchased shall be registered in the name of the Broker and will remain so registered until delivery is requested in accordance with Paragraph 9.5.

        9.4 Fees and Commissions. The Company shall pay the Broker's administrative charges for opening and maintaining the Brokerage Accounts for active Participants and the brokerage commissions on purchases made for such Brokerage Accounts which are attributable to Participant Contributions and Matching Contributions under the Plan. Such Brokerage Accounts may be utilized for other transactions as described in Paragraph 9.5 below, but any fees, commissions or other charges by the Broker in connection with such other transactions shall, in certain circumstances described in Paragraph 9.5, be payable directly to the Broker by the Participant.

        9.5 Participant Accounts with Broker. Each Participant's Brokerage Account shall be credited with all cash dividends paid with respect to full shares and fractional shares of Common Stock purchased pursuant to Paragraphs
9.3 and 10 unless such shares are registered in the Participant's name. Unless otherwise instructed by the Participant, dividends on such Common Stock shall automatically be reinvested in Common Stock as soon as practicable following receipt of such dividends by the Broker. Applicable fees and brokerage commissions on the reinvestment of such dividends will be payable by the Participant. Any stock dividends or stock splits which are made with respect to shares of Common Stock purchased pursuant to Paragraphs 9.3 and 10 shall be credited to the Participant's Brokerage Account without charge. Any Participant may request that a certificate for any or all of the full shares of Common Stock credited to his or her Brokerage Account be delivered to him at any time; provided, however, the Participant shall be charged by the Broker for any fees applicable to such requests. A Participant may request the Broker at any time to sell any or all of the full shares or fractional shares of Common Stock credited to his Brokerage Account. Unless otherwise instructed by the Participant, upon such sale the Broker will mail to the Participant a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other normal charges which shall be payable by the Participant. Except as provided in Paragraph 13, a request by the Participant to the Broker to sell shares of Common Stock or for delivery of certificates shall not affect an Employee's status as a Participant. A Participant who has a Brokerage Account with the Broker may purchase additional shares of Common Stock of the Company for his Brokerage Account at any time by separate purchases arranged through the Broker. When any such purchases are made, the Participant will be charged by the Broker for any and all fees and brokerage commissions applicable to such transactions. In addition, any subsequent transactions with respect to such shares acquired including, but not limited to, purchases, sales, reinvestment of dividends, requests for certificates, and crediting of stock dividends or stock splits, shall be at the expense of the Participant and the Broker shall charge the Participant directly for any and all fees and brokerage commissions applicable to such transactions.

     10. Issuance of Shares Regarding Matching Contribution. Subject to Paragraph 20, on the 10th day after the first anniversary of an Offering Period, each Participant's direct employer shall make the Matching Contribution for each qualified Participant in an amount described in Paragraph 8 by delivering to the Broker an amount equal to the total funds necessary to make the Matching Contributions described in Paragraph 8 together with a list of the number of shares allocable to the Brokerage Account of each Participant. As soon as practicable thereafter, the Broker shall purchase the number of shares of Common Stock required in order to make the Matching Contributions. The shares to be purchased shall be purchased at the then current fair market value and allocated to participant accounts on the settlement date. The shares may, at the election of the Company, be either treasury shares, shares authorized but unissued, or shares purchased on the open market. At the time of such allocation, each Participant shall immediately acquire full ownership of all full and fractional shares of Common Stock purchased. Unless otherwise requested by the Participant, all such shares so purchased shall be registered in the name of the Broker and will remain so registered until delivery is requested in accordance with Paragraph 9.5.

     11. Voting and Shares. All voting rights with respect to the full and fractional shares of Common Stock held in the Brokerage Account of each Participant may be exercised by each Participant and the Broker shall exercise such voting rights in accordance with the Participant's signed proxy instruction duly delivered to the Broker.

     12. Statement of Account. As soon as practicable after the end of each Offering Period, the Broker shall deliver to each Participant a statement regarding all activity in his or her Brokerage Account, including his or her participation in the Plan for such Offering Period. Such statement will show the number of shares acquired or sold, the price per share, the transaction date, stock splits, dividends paid, dividends reinvested and the total number of shares held in the Brokerage Account. The Broker shall also deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its stockholders, including the Company's annual report to its stockholders containing audited financial statements.

     13. Withdrawal from the Plan. A Participant may withdraw from the Plan, effective as of the end of any Offering Period, by giving written notice to the Company not later than the 15th day prior to the end of such Offering Period. Upon any such withdrawal, the Participant shall be entitled to receive as promptly as possible from the Company all of the Participant's payroll deductions credited to the Company Account in his or her name during the applicable Offering period, but shall not be entitled to the benefit of any Matching Contributions. In the event a Participant withdraws from the Plan pursuant to this Paragraph 13, the Company shall notify the Broker as soon as practicable and the broker shall maintain or close the Participant's Brokerage Account in accordance with the procedures set forth in Paragraph 16. A Participant who withdraws from the Plan may not reenter the Plan except by execution and delivery of a new Enrollment Form and payroll deduction election, and his or her participation shall be effective upon acceptance of the Enrollment Form by the Company by written notice to the Employee not sooner than 30 days after receipt of the Enrollment Form, provided that the Company may in its discretion accept an Enrollment Form prior to the expiration of such 30 days.

     14. Termination of Employment. In the event of the termination of a Participant's employment with the Company or a Subsidiary for any reason during an Offering Period, including, but not limited to, the death of a Participant, participation in the Plan shall terminate as well as any rights to future Matching Contributions. The Participant or the personal representative of the Participant shall be entitled to receive an amount of cash determined in the same manner and payable at the same time as if the Participant had withdrawn from the Plan by giving notice of withdrawal effective as of the date such termination occurs. Notwithstanding the foregoing, termination of employment by one employer for the purpose of being re-employed immediately by the Company or one of its Subsidiaries shall not be considered termination under this Paragraph
14. Any reference in this Plan to withdrawal by a Participant from the Plan shall include termination as described in this Paragraph 14. In the event of the termination of a Participant's employment pursuant to this Paragraph 14, the Company shall notify the broker as soon as practicable and the Broker shall maintain or close the Participant's Brokerage Account in accordance with the procedures set forth in Paragraph 16.

     15. Amendment, Suspension and Termination of Plan. This Plan may be amended or terminated by the Board at any time and such amendment or termination shall be communicated in writing to all Participants as soon as practicable after the date of such Board action. If the Plan is terminated, each Participant shall be entitled to receive as promptly as possible from the Company all payroll deductions attributable to him or her which have not been used for purchase of Common Stock pursuant to Paragraph 9, ("Account Balance"), but he or she shall not be entitled to the benefit of any future Matching Contributions with respect to such deductions or interest or otherwise for any past Offering Periods. In any event, this Plan shall terminate 20 years from the date the Plan is adopted or the date the Plan is approved by the stockholders, whichever is earlier. In the event that the Company terminates the Plan pursuant to this Paragraph 15, the Broker shall maintain or close the Participant's Brokerage Accounts in accordance with the procedures set forth in Paragraph 16. Notwithstanding any other provision to the contrary, any provision of this Plan may be amended by the Board or the Committee as required to obtain necessary approvals of governmental agencies if such change does not materially alter the rights and interests of stockholders of the Company. If there are any changes in the capitalization of the Company, such as through mergers, consolidations, reorganizations, recapitalizations, stock splits or stock dividends, appropriate adjustments will be made by the Company in the number of shares of its Common stock subject to purchase under the Plan.

     16. Disposition of Brokerage Account Following Withdrawal, Death, Termination of Employment or Termination of Plan. As soon as practicable following the notification of the withdrawal of a Participant from the Plan, the notification of the termination of a Participant's employment with the Company or a Subsidiary (which includes the death of the Participant) or of the notification that the Plan is terminated pursuant to Paragraph 15 hereof, the Broker shall notify the former Participant, or in the event of his death, his designated beneficiary, if any, or if no designated beneficiary the estate of the deceased Participant (collectively, an "Interested Party), regarding the disposition of the former Participant's or deceased Participant's Brokerage Account. As soon as practicable following receipt of the notification set forth in the preceding sentence, the Interested Party may request the Broker to dispose of the former Participant's or deceased Participant's Brokerage Account, at the Interested Party's expense, by any one of the following means:

          (a) The Interested Party may request the Broker to maintain the former Participant's or deceased Participant's Brokerage Account for the benefit of the Interested Party or any other person. The Interested Person shall be charged by the Broker for all maintenance fees and any and all other fees in connection with the Brokerage Account.

          (b) The Interested Party may request the Broker to sell all of the full shares and fractional shares of Common Stock, if any, held in the former Participant's or deceased Participant's Brokerage Account. Upon such sale, the Broker will mail to the Interested Party a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other charges which shall be payable by the Interested Party.

          (c) The Interested Party may request the Broker to provide a certificate for all of the full shares of Common Stock, if any, together with a check in an amount equal to the proceeds of the sale any fractional shares of Common Stock held in the former Participant's or deceased Participant's Brokerage Account, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other charges which are payable by the Participant.

     17. Broker. The Broker shall be Merrill Lynch, Pierce, Fenner & Smith Incorporated which has agreed to act as Broker for such period as is determined by the Company. Either the Company or the Broker may terminate such designation at any time upon 30 days' written notice. In the event of such termination of the Broker, the Company may administer the Plan without the use of a Broker or may appoint a successor Broker. Any successor Broker shall be vested with all the powers, rights, duties and immunities of the Broker hereunder to the same extent as if originally named as the Broker hereunder. The relationship between the

Broker and the Participant will be the normal relationship of a broker and its client, and the Company assumes no responsibility in this respect.

     18. Initial Contribution. Any Participant who files a Enrollment Form prior to the first Offering Period may elect to make an initial contribution ("Initial Contribution") to be allocated to him or her in the Company Account, by check payable to the Company, in any amount up to 10% of his or her Base Earnings for the period between August 16, 1994, and the commencement of the first Offering Period. The amount of the Initial Contribution shall be matched as provided in Paragraph 8, and withholding taxes in connection with such Matching Contributions shall be deducted in the same manner as provided in Paragraph 8.

        18.1 Lump Sum Contribution. The Board and/or Committee may from time to time in its discretion allow any Participant in the Plan to make a lump sum contribution ("Lump Sum Contribution") to be credited to him or her in the Company Account, by check payable to the Company, in any amount up to 15% of his or her Base Earnings, for a period prescribed by the Board and/or Committee. The amount of the Lump Sum Contribution shall be matched as provided in Paragraph 8, and withholding taxes in connection with such Matching Contributions shall be deducted in the same manner as provided in Paragraph 8.

     19. Conditions to Issuance of Shares. Shares shall not be issued under the Plan unless issuance and delivery of such shares pursuant to the Plan shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the securities laws of the state in which any Employee resides, NASD requirements and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. By execution of the Enrollment Form, the Participant covenants and agrees that all shares are being purchased only for investment and without any present intention to sell or distribute such shares.

     20.  Notices.

        20.1 To Company or Subsidiaries. Any notice hereunder to the Company or to its Subsidiaries shall be in writing and such notice shall be deemed made only when delivered or three days after being mailed by certified mail, return receipt requested, to the Company's principal office at 1200 North Harbor Boulevard, Anaheim, California 92801 or to such other address as the Company may designate by notice to the Participants.

        20.2 To Participant. Any notice to a Participant hereunder shall be in writing and any such communication and any delivery to a Participant shall be deemed made if mailed or delivered to the Participant at such address as the Participant may have on file with the Company and with the Broker.

     21. Miscellaneous.

        21.1 No Limitation on Termination of Employment. Nothing in the Plan shall in any manner be construed to limit in any way the right of the Company or any of its Subsidiaries to terminate an Employee's employment at any time, without regard to the effect of such termination on any right such Employee would otherwise have under the Plan, or give any right to an Employee to remain employed by the Company in any particular position or at any particular rate of remuneration.

        21.2 Liability. The Company, its Subsidiaries, any member of the Board or Committee and any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have no liability to any party for any action taken or not taken in good faith under the Plan, or based on or arising out of a determination of any question under the Plan or an interpretation, administration or application of the Plan made in good faith.

        21.3 Captions. The captions of the paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

        21.4 Assignment. Any rights of Employees hereunder shall be nonforfeitable, and no Account Balance or contribution made by any employer may revert or inure to the benefit of the Company or any

Subsidiary, provided that no Participant shall be entitled to sell, assign, pledge or hypothecate any right or interest in his or her Account Balance.

        21.5  Governing Law. Delaware law governs this Plan.

        21.6 Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

        21.7 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

     22. Effective Date of Plan. The Plan shall become effective upon the first day of the next fiscal quarter after which the Board approves the Plan, subject to ratification by the stockholders of the Company, and all necessary approvals of governmental agencies have been received.

                                   APPENDIX B

                             CKE RESTAURANTS, INC.

                           1994 STOCK INCENTIVE PLAN*

SECTION 1. PURPOSE OF PLAN

     The purpose of this 1994 Stock Incentive Plan ("Plan") of CKE Restaurants, Inc., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees by providing for or increasing the proprietary interests of such employees in the Company, and to enable the Company to attract, retain and motivate its non-employee directors and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

SECTION 2. PERSONS ELIGIBLE UNDER PLAN

     Any person, including any director of the Company, who is an employee of the Company or any of its subsidiaries (an "Employee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. Any director of the Company who is not an employee (a "Non-employee Director") shall automatically receive Non-employee Director Options (as hereinafter defined) pursuant to Section 4 hereof, but shall not otherwise participate in this Plan.

SECTION 3. AWARDS

     (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Employee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-l promulgated under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

     (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses' of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part by any one or more of the following:

             (A) the delivery of cash;

- ---------------

* As amended, subject to the approval of the stockholders, by resolution of the Board of Directors on January 10, 1996.

             (B) the delivery of other property deemed acceptable by the Committee;

             (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property;

             (D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award; or

             (E) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee.

          (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof; or

          (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option").

     (e) Notwithstanding Section 3(b), in the event any Award is made while this Plan is subject to Rule 16b-3 as in effect on April 30, 1991 and under which Common Shares are or may in the future be issued for any type of consideration other than as a bonus without the payment of any consideration, the amount of such consideration shall be equal to (i) the amount (such as par value) required to be received by the Company in order to assure compliance with applicable state law, or (ii) an amount equal to or greater than 50% of the fair market value of such shares on the date of grant of such Award.

SECTION 4. NON-EMPL0YEE DIRECTOR OPTIONS

     (a) Each Non-employee Director who is a Non-employee Director on January 10, 1996, shall automatically be granted an option (a "Non-employee Director Option") to purchase 15,000 Common Shares. In Addition, each year, on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected (the "Date of Grant"), each Non-employee Director shall be granted a Non-employee Director Option Non-employee to purchase the number of Common Shares as follows: each Non-employee Director shall receive an option to purchase 5,000 shares; each Non-employee Director member of the Executive Committee shall receive an option to purchase an additional 10,000 shares; and the Non-employee Chairman of the Board of Directors shall receive an option to purchase an additional 40,000 shares.

     (b) If, on any date upon which Non-employee Director Options are to be automatically granted pursuant to this Section 4, the number of Common Shares remaining available for options under this Plan is insufficient for the grant to each Non-employee Director of a Non-employee Director Option to purchase the entire number of Common Shares specified in this Section 4, then a Non-employee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Non-employee Director on such date.

     (c) Each Non-employee Director option granted under this Plan shall become exercisable for the first time to purchase 33 1/3% of the Common Shares subject thereto (rounded to the nearest whole share) on each of the first, second and third anniversaries of the Date of Grant of such Non-employee Director Option; provided that such Non-employee Director Option shall become fully exercisable on the date upon which the optionee shall cease to be a Non-employee Director as a result of death or total disability.

     (d) Each Non-employee Director Option granted under this Plan shall expire upon the first to occur of the following:

          (i) The first anniversary of the date upon which the optionee shall cease to be a Non-employee Director as a result of death or total disability;

                  (ii) The 90th day after the date upon which the optionee shall cease to be a Non-employee Director for any reason other than death or total disability as defined in Section 22(e) (3) Internal Revenue Code;

                  (iii) The fifth anniversary of the Date of Grant of each Non-employee Director Option.

     (e) Each Non-employee Director Option shall have an exercise price equal to the greater of (i) the aggregate Fair Market Value on the Date of Grant of such option of the Common Shares subject thereto, or (ii) the aggregate par value of such Common Shares on such date.

     (f) Payment of the exercise price of any Non-employee Director Option granted under this Plan shall be made in full in cash concurrently with the exercise of such Non-employee Director Option; provided, however, that, in the discretion of the Board of Directors of the Company (the "Board"), the payment of such exercise price may instead be made:

          (i) in whole or in part, with Common Shares delivered concurrently with such exercise (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares; and/or

          (ii) in whole or in part, by the delivery, concurrently with such exercise and in accordance with Section 220.3(e) (4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such Non-employee Director Option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of or a loan secured by the Common Shares issuable upon exercise of such Non-employee Director Option.

     (g) For purposes of this Section 4, the "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the closing price per Common Share or unit of such other security on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date on the New York Stock Exchange, or, if the Common Shares or such other security were not traded on the New York Stock Exchange or quoted by the National Association of Securities Dealers, Inc. Automated Quotation system or such other system then in use on such immediately preceding business day, the average of the closing bid and asked price on such day as furnished by a professional market maker making a market in the Common Shares or such other security selected by the Board.

     (h) All outstanding Non-employee Director Options theretofore granted under this Plan shall become fully exercisable upon the first to occur of the following:

          (i) the date of shareholder approval of a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company;

          (ii) the first date upon which the directors of the Company who were nominated by the Board for election as directors shall cease to constitute a majority of the authorized number of directors of the Company;

          (iii) the dissolution or liquidation of the Company;

          (iv) the sale of substantially all of the property and assets of the Company; or

          (v) the date of dissemination to the stockholders of the Company of a proxy statement disclosing a change of control of the Company.

     (i) Each Non-employee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

     (j) Non-employee Director Options are not intended to qualify as Incentive Stock Options.

Section 5. STOCK SUBJECT TO PLAN

     (a) Subject to adjustment as provided in Section 8 hereof, the aggregate number of Common Shares issued and issuable pursuant to all Incentive Stock Options granted under this Plan shall not exceed 3,500,000. Such maximum number does not include the number of Common Shares subject to the unexercised portion of any Incentive stock Option granted under this Plan that expires or is terminated.

     (b) The aggregate number of Common Shares subject to Awards granted during any calendar year to any one Employee (including the number of shares involved in Awards having a value derived from the value of Common Shares) shall not exceed 200,000, provided, however, that the limitation set forth in this section 5(b) shall not apply if such provision is not required in order for Awards to qualify as performance based compensation under section 162(m) of the Internal Revenue Code. Further, such aggregate number of shares shall be subject to adjustment under section 8 only to the extent permitted by Section 162(u) of the Internal Revenue Code.

     (c) Subject to adjustment as provided in Section 8 (b) hereof, at any time the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 3,500,000.

     (d) For purposes of Section 5(c) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

          (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such an dividends; plus

          (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

          (iii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

Section 6. DURATION OF PLAN

     No Awards shall be made under this Plan after April 30, 1999. Although Common Shares may be issued after April 30, 1999 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after April 30, 2009.

Section 7. ADMINISTRATION OF PLAN

     (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom: (i) is a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time) and (ii) is an "outside director" (as such term is defined under Section 162(m) of the Internal Revenue Code).

     (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

          (i) adopt, amend and rescind rules and regulations relating to this Plan;

          (ii) determine which persons are employees and to which of such employees, if any, Awards shall be granted hereunder;

          (iii) grant Awards to Employees and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

          (iv) determine the terms and conditions of the Non-employee Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 4 hereof;

          (v) determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof; and

          (vi) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

Section 8. ADJUSTMENTS

     (a) If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into a different number or kind of shares or securities as a result of a reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or the like, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities that may be acquired pursuant to Incentive Stock Options and the exercise price thereof theretofore granted under this Plan, and (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options thereafter granted under this Plan.

     (b) If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards other than Incentive Stock Options theretofore granted under this Plan, and (b) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

Section 9. AMENDMENT AND TERMINATION OF PLAN

     The Board may amend or terminate this Plan at any time and in any manner; provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto provided, further, that if an amendment to the Plan would: (a) increase the maximum number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan, and other Awards granted during any calendar year to any one Employee, (b) change the class of persons eligible to receive Awards under the Plan, (c) otherwise materially increase the benefits accruing to participants who are subject to Section 16 of the Exchange Act in a manner not specifically contemplated herein, or (d) affect the Plan's compliance with Rule 16b-3 under the Exchange Act or applicable provisions of the Internal Revenue Code. The amendment shall be approved by the Company's stockholders to the extent required to comply with Rule 16b-3 under the Exchange Act, sections 422 and 162(m) of the Internal Revenue Code, or other applicable provisions of or rules under the Internal Revenue Code.

Section 10. EFFECTIVE DATE OF PLAN

     (a) This Plan shall be effective as of the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

     (b) Notwithstanding the foregoing, Section 4 of this Plan shall not be effective until the close of business on the date of the 1994 Annual Meeting of the stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected.

PROXY

                              CKE RESTAURANTS, INC.
                           1200 North Harbor Boulevard
                            Anaheim, California 92801

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CKE RESTAURANTS, INC.

The undersigned hereby appoints William P. Foley II and Joseph N. Stein, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of CKE Restaurants, Inc. held of record by the undersigned which are entitled to vote, at the Annual Meeting of Stockholders to be held on June 19, 1996 and any postponements or adjournments thereof.

   PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

- --------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                      Please mark
                                                      your votes as      /X/
                                                      indicated in
                                                      this example.


1. ELECTION OF DIRECTORS:

   INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

   Nominees: PETER CHURM   DANIEL D. (RON) LANE

                      FOR                               WITHHOLD
              both of the nominees                      AUTHORITY
             listed below (except as             to vote for all nominees
          marked to the contrary below)               listed below
                     /  /                                 /  /


   2. TO APPROVE THE AMENDMENTS TO CKE'S 1994 EMPLOYEE STOCK PURCHASE PLAN.

              FOR               AGAINST              ABSTAIN
             /  /                /  /                  /  /


   3. TO APPROVE THE AMENDMENTS TO CKE'S 1994 STOCK INCENTIVE PLAN.

              FOR               AGAINST              ABSTAIN
             /  /                /  /                  /  /


   4. In their discretion, the Proxies are authorized to vote with respect to matters incident to the conduct of the Meeting and upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.
                                           YES      NO
   Do You Plan to Attend the Meeting?     /  /     /  /

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE FOR THE NOMINEES LISTED ABOVE, FOR APPROVAL OF THE AMENDMENTS TO CKE'S 1994 EMPLOYEE STOCK PURCHASE PLAN, FOR APPROVAL OF THE AMENDMENTS TO CKE'S 1994 STOCK INCENTIVE PLAN, AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN ITEM 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



Signature(s)_______________________________________________ Dated:________, 1996

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.


- --------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -